UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report: May 10, 2019
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1925 W. Field Court, Suite 200
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

IDEX Corporation (the “Company”) held its Annual Meeting of Stockholders on Friday, May 10, 2019 and voted on the following matters:

1.
The election of three directors to serve a three-year term. The following persons were elected to serve as Class III directors for a three- year term expiring at the Company’s annual meeting to be held in 2022, or upon the election and qualification of their successors.

Director	For	Withheld	Broker Non-Votes
Ernest J. Mrozek	69,304,414	475,539	1,586,686
Livingston L. Satterthwaite	68,271,664	1,508,289	1,586,686
David C. Parry	68,372,862	1,407,091	1,586,686

2.
A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	67,614,734

Negative Votes	2,116,407

Abstentions	48,812

Broker Non-Votes	1,586,686

3.
A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	69,508,280

Negative Votes	1,839,596

Abstentions	18,763

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ WILLIAM K. GROGAN
William K. Grogan
Senior Vice President and Chief Financial Officer
May 13, 2019